[=BUSINESS LOAN AGREEMENT (ASSET BASED)

Principal	Loan Date	Maturity	Loan No.	Call / Coll	Account	Officer	Initials

$750,000.00	12-29-2011	12-31-2012	74902426	3010		118

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	ISECURETRAC CORP., MARTIN J. HALBUR, ROGER J. KANNE and DENNIS L. ANDERSON 5078 S. 111TH STREET OMAHA, NE 68137	Lender:	Access Bank 210 N. 78th Street Omaha, NE 68114 (402) 763-6000

THIS BUSINESS LOAN AGREEMENT (ASSET BASED), dated December 29, 2011, is made and executed between ISECURETRAC CORP., MARTIN J. HALBUR, ROGER J. KANNE and DENNIS L. ANDERSON (“Borrower”) and ACCESS BANK (“Lender”) on the following terms and conditions.  Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement.  Borrower understands and agrees that (A) in granting, renewing or extending any Loan, Lender is relying upon Borrower’s representations, warranties and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM.  This Agreement shall be effective as of December 29, 2011 and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys’ fees and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

ADVANCE AUTHORITY.  The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of such authority:  LINCOLN ZEHR, CFO of ISECURETRAC CORP.

LINE OF CREDIT.  Lender agrees to make Advances to Borrower from time to time from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base.  Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows:

Conditions Precedent to Each Advance.  Lender’s obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports and other items required under this Agreement to be in form and substance satisfactory to Lender:

(1)           Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed and delivered by Borrower to Lender.

(2)           Lender shall have received such opinions of counsel, supplemental opinions and documents as Lender may request.

(3)           The security interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect.

(4)           Lender, at its option and for its sole benefit, shall have conducted an audit of Borrower’s Accounts, books, records and operations, and Lender shall be satisfied as to their condition.

(5)           Borrower shall have paid to Lender all fees, costs and expenses specified in this Agreement and the Related Documents as are then due and payable.

(6)           There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the compliance certificate called for in the paragraph below titled “Compliance Certificate.”

Making Loan Advances.  Advances under this credit facility, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by authorized persons.  Lender may, but need not, require that all oral requests be confirmed in writing.  Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (1) when credited to any deposit account of Borrower maintained with Lender or (2) when advanced in accordance with the instructions of an authorized person.  Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.

Mandatory Loan Repayments.  If at any time the aggregate principal amount of the outstanding Advances shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base.  On the Expiration Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.

Loan Account.  Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility.  Lender shall provide Borrower with periodic statements of Borrower’s account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within 30 days after Borrower’s receipt of any such statement which Borrower deems to be incorrect.

COLLATERAL.  To secure payment of the Primary Credit Facility and performance of all other Loans, obligations and duties owed by Borrower to Lender, Borrower (and others if required) shall grant to Lender Security Interests in such property and assets as Lender may require.  Lender’s Security Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including, without limitation, the proceeds of any insurance.  With respect to the Collateral, Borrower agrees and represents and warrants to Lender:

Perfection of Security Interests.  Borrower agrees to execute all documents perfecting Lender’s Security Interest and to take whatever actions are requested by Lender to perfect and continue Lender’s Security Interests in the Collateral.  Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender’s interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender.  Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and Lender will file such financing statements and all such similar statements in the appropriate location or locations.  Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest.  Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile or other reproduction of any financing statement for use as a financing statement.  Borrower will reimburse Lender for all expenses for the perfection, termination and continuation of the perfection of Lender’s security interest in the Collateral.  Borrower promptly will notify Lender before any change in Borrower’s name, including any change to the assumed business names of Borrower.  Borrower also promptly will notify Lender before any change in Borrower’s Social Security Number or Employer Identification Number.  Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower’s principal governance office or should Borrower merge or consolidate with any other entity.

Collateral Records.  Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender’s representative upon demand for inspection and copying at any reasonable time.  With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require, including, without limitation, information concerning Eligible Accounts and Account balances and agings.  Records related to Accounts (Receivables) are or will be located at Borrower’s address defined herein.  The above is an accurate and complete list of all locations at which Borrower keeps or maintains business records concerning Borrower’s collateral.

Collateral Schedules.  Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender schedules of Accounts and schedules of Eligible Accounts in form and substance satisfactory to Lender.  Thereafter, supplemental schedules shall be delivered according to the following schedule:

Representations and Warranties Concerning Accounts.  With respect to the Accounts, Borrower represents and warrants to Lender:  (1) each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account; (2) all Account information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; and (3) Lender, its assigns or agents shall have the right at any time and at Borrower’s expense to inspect, examine and audit Borrower’s records and to confirm with Account Debtors the accuracy of such Accounts.

Remittance Account.  Borrower agrees that Lender may at any time require Borrower to institute procedures whereby the payments and other proceeds of the Accounts shall be paid by the Account Debtors under a remittance account or lockbox arrangement with Lender, or Lender’s agent, or with one or more financial institutions designated by Lender.  Borrower further agrees that if no Event of Default exists under this Agreement, any and all of such funds received under such a remittance account or lockbox arrangement shall, at Lender’s sole election and discretion, either be (1) paid or turned over to Borrower; (2) deposited into one or more accounts for the benefit of Borrower (which deposit accounts shall be subject to a security assignment in favor of Lender); (3) deposited into one or more accounts for the joint benefit of Borrower and Lender (which deposit accounts shall likewise be subject to a security assignment in favor of Lender); (4) paid or turned over to Lender to be applied to the Indebtedness in such order and priority as Lender may determine within its sole discretion; or (5) any combination of the foregoing as Lender shall determine from time to time.  Borrower further agrees that should one or more Events of Default exist, any and all funds received under such a remittance account or lock box arrangement shall be paid or turned over to Lender to be applied to the Indebtedness, again in such order and priority as Lender may determine within its sole discretion.

CONDITIONS PRECEDENT TO EACH ADVANCE.  Lender’s obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents.  Borrower shall provide to Lender the following documents for the Loan:  (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting Lender’s Security Interests; (4) evidence of insurance as required below; (5) subordinations; (6) together with all such Related Documents as Lender may require for the Loan, all in form and substance satisfactory to Lender and Lender’s counsel.

Fees and Expenses Under This Agreement.  Borrower shall have paid to Lender all fees, costs and expenses specified in this Agreement and the Related Documents as are then due and payable.

Representations and Warranties.  The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default.  There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

MULTIPLE BORROWERS.  This Agreement has been executed by multiple obligors who are referred to in this Agreement individually, collectively and interchangeably as “Borrower.”  Unless specifically stated to the contrary, the word “Borrower” as used in this Agreement, including, without limitation, all representations, warranties and covenants, shall include all Borrowers.  Borrower understands and agrees that with or without notice to any one Borrower, Lender may (A) make one or more additional secured or unsecured loans or otherwise extend additional credit with respect to any other Borrower; (B) with respect to any other Borrower alter, compromise, renew, extend, accelerate or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (C) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (D) release, substitute, agree not to sue, or deal with any one or more of Borrower’s or any other Borrower’s sureties, endorsers or other guarantors on any terms or in any manner Lender may choose; (E) determine how, when and what application of payments and credits shall be made on any indebtedness; (F) apply such security and direct the order or manner of sale of any Collateral, including, without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (G) sell, transfer, assign or grant participations in all or any part of the Loan; (H) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (I) settle or compromise any indebtedness; and (J) subordinate the payment of all or any part of any of Borrower’s indebtedness to Lender to the payment of any liabilities which may be due Lender or others.

REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization.  ISECURETRAC CORP. is a corporation for profit which is, and at all times shall be, duly organized, validly existing and in good standing under and by virtue of the laws of the State of Delaware.  ISECURETRAC CORP. is duly authorized to transact business in the State of Nebraska and all other states in which ISECURETRAC CORP. is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which ISECURETRAC CORP. is doing business.  Specifically, ISECURETRAC CORP. is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.  ISECURETRAC CORP. has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage.  ISECURETRAC CORP. maintains an office at 5078 SOUTH 111TH STREET, OMAHA, NEBRASKA 68137.  Unless ISECURETRAC CORP. has designated otherwise in writing, the principal office is the office at which ISECURETRAC CORP. keeps its books and records, including its records concerning the Collateral.  ISECURETRAC CORP. will notify Lender prior to any change in the location of ISECURETRAC CORP.’s state of organization or any change in ISECURETRAC CORP.’s name.  ISECURETRAC CORP. shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to ISECURETRAC CORP. and ISECURETRAC CORP.’s business activities.

MARTIN J. HALBUR maintains an office at 124 WEST PLEASANT RIDGE ROAD, CARROLL, IOWA 51401.  Unless MARTIN J. HALBUR has designated otherwise in writing, the principal office is the office at which MARTIN J. HALBUR keeps his books and records, including his records concerning the Collateral.  MARTIN J. HALBUR will notify Lender prior to any change in the location of MARTIN J. HALBUR’s principal office address or any change in MARTIN J. HALBUR’s name.  MARTIN J. HALBUR shall do all things necessary to comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to MARTIN J. HALBUR and MARTIN J. HALBUR’s business activities.

ROGER J. KANNE maintains an office at 439 EAST PLEASANT RIDGE ROAD, CARROLL, IOWA 51401.  Unless ROGER J. KANNE has designated otherwise in writing, the principal office is the office at which ROGER J. KANNE keeps his books and records, including his records concerning the Collateral.  ROGER J. KANNE will notify Lender prior to any change in the location of ROGER J. KANNE’s principal office address or any change in ROGER J. KANNE’s name.  ROGER J. KANNE shall do all things necessary to comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi governmental authority or court applicable to ROGER J. KANNE and ROGER J. KANNE’s business activities.

DENNIS L. ANDERSON maintains an office at 135 LOIS AVENUE, CARROLL, IOWA 51401.  Unless DENNIS L. ANDERSON has designated otherwise in writing, the principal office is the office at which DENNIS L. ANDERSON keeps his books and records, including his records concerning the Collateral.  DENNIS L. ANDERSON will notify Lender prior to any change in the location of DENNIS L. ANDERSON’s principal office address or any change in DENNIS L. ANDERSON’S name.  DENNIS L. ANDERSON shall do all things necessary to comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to DENNIS L. ANDERSON and DENNIS L. ANDERSON’s business activities.

Assumed Business Names.  Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower.  Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business:  None.

Authorization.  Borrower’s execution, delivery and performance of this Agreement and all the Related Documents do not conflict with, result in a violation of or constitute a default under (1) any provision of (a) Borrower’s articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree or order applicable to Borrower or to Borrower’s properties.

Financial Information.  Each of Borrower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender.  Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect.  This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties.  Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower’s properties free and clear of all Security Interests and has not executed any security documents or financing statements relating to such properties.  All of Borrower’s properties are titled in Borrower’s legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five years.

Hazardous Substances.  Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that (1) During the period of Borrower’s ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral (2) Borrower has no knowledge of or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters.  (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral, and any such activity shall be conducted in compliance with all applicable federal, state and local laws, regulations and ordinances, including, without limitation, all Environmental Laws.  Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of this Agreement.  Any inspections or tests made by Lender shall be at Borrower’s expense and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person.  The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Collateral for hazardous waste and Hazardous Substances.  Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of this Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral.  The provisions of this section of this Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims.  No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes.  To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority.  Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Note, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect.  This Agreement, the Note, all Security Agreements (if any) and all Related Documents are binding upon each Borrower, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS.  Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation.  Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records.  Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

Financial Statements.  Furnish Lender with the following:

Annual Statements.  As soon as available, but in no event later than 120 days after the end of each fiscal year, Borrower’s balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender.

Interim Statements.  As soon as available, but in no event later than 45 days after the end of each fiscal quarter, Borrower’s balance sheet and profit and loss statement for the period ended, prepared by Borrower.

Martin J. Halbur, Roger J. Kanne and Dennis Anderson.

-Annual personal financial statement within a 12-month period.

-Annual tax return within 30 days of tax filing.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information.  Furnish such additional information and statements, as Lender may request from time to time.

Additional Requirements.

NONUSE FEE.  A fee of .50% per annum of the average annual available funds of this line of credit will be charged in arrears quarterly on the first day of each calendar quarter.  Lender will waive the quarterly Nonuse Fee if the average utilization for the quarter is above 60%.  If the first day of the quarter falls on a Sunday or holiday, the calculation will occur on the following first business day of the quarter.

PRIMARY DEPOSIT ACCOUNTS.  Borrower shall maintain primary deposit accounts with Lender.  Primary deposit accounts mean those accounts which are used as the primary accounts for the purpose of depositing funds from the receipt of revenues and disbursing funds to any expenses as related to the operation of Borrower’s business.  The deposit account(s) must be established and active within 90 days of the date of this Agreement, as defined at the sole discretion of Lender.  Failure to maintain primary deposit accounts with Lender shall constitute an Event of Default under the terms of this Agreement, which shall result in the acceleration of the interest rate to the default rate as stated in the Note(s).

LOCKBOX.  Borrower shall enter into a Lockbox Agreement with Lender.  This agreement shall require Borrower to mail all receivable payments to Lender’s post office box.  Additional details will be noted in a specific agreement signed by Borrower.

Insurance.  Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form, amounts and coverages and with insurance companies acceptable to Lender.  Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least 15 days’ prior written notice to Lender.  Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person.  In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender’s loss payable or other endorsements as Lender may require.

Insurance Reports.  Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including, without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy.  In addition, upon request of Lender (however, not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral.  The cost of such appraisal shall be paid by Borrower.

Subordination.  Prior to disbursement of any Loan proceeds, deliver to Lender a subordination agreement on Lender’s forms, executed by Borrower’s creditor named below.

CRESTPARK LP, INC.

Other Agreements.  Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds.  Use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens.  Pay and discharge when due all of its indebtedness and obligations, including, without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties income, or profits, prior to the date on which penalties would attach, and all lawful claims that if unpaid might become a lien or charge upon any of Borrower’s properties, income or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with GAAP.

Performance.  Perform and comply, in a timely manner, with all terms, conditions and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender.  Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations.  Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel, provide written notice to Lender of any change in executive and management personnel and conduct its business affairs in a reasonable and prudent manner.

Environmental Studies.  Promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance With Governmental Requirements.  Comply with all laws, ordinances and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s properties, businesses and operations, and to the use or occupancy of the Collateral, including, without limitation, the Americans with Disabilities Act.  Borrower may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Collateral are not jeopardized.  Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Inspection.  Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower’s other properties and to examine or audit Borrower’s books, accounts and records and to make copies and memoranda of Borrower’s books, accounts and records.  If Borrower now or at any time hereafter maintains any records (including, without limitation, computer-generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

Compliance Certificates.  Unless waived in writing by Lender, provide Lender, at least annually, with a certificate executed by Borrower’s chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that as of the date of the certificate, no Event of Default exists under this Agreement.

Environmental Compliance and Reports.  Borrower shall comply in all respects with any and all Environmental Laws; shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower’s part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; and shall furnish to Lender promptly and in any event within 30 days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances.  Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

LENDER’S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including, but not limited to, Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including, but not limited to, discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower.  All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity.

NEGATIVE COVENANTS.  Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

(1)           Engage in any business activities substantially different than those in which Borrower is presently engaged;

(2)           Cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business;

(3)           Pay any dividends on Borrower’s stock (other than dividends payable in its stock);

(4)           Make any payment of principal or interest on the debt owed by Borrower to Crestpark LP, Inc. pursuant to that certain Credit and Security Agreement, dated October 29, 2007, as amended through the date hereof, prior to the time such payment is due and payable pursuant to the terms thereof.

CESSATION OF ADVANCES.  If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower’s financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender; or (E) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all of Borrower’s accounts with Lender (whether checking, savings or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or set off all sums owing on the Indebtedness against any and all such accounts and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.  Borrower fails to make any payment when due under the Loan.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties.  Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s or any Grantor’s property or Borrower’s or any Grantor’s ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization.  This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason, except that, if the Lender elects to not perfect its security interest in any patents, trademarks, copyrights and IP licenses, such defect in the perfection of its Security Interest shall not be considered an event of Default.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan.  This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good-faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender moneys or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Adverse Change.  Lender in good faith determines that a material adverse change has occurred in Borrower’s financial condition, that Lender is adversely affected by a change in control of iSecuretrac Corp. or the prospect of payment or performance of the Loan is impaired.

Insecurity.  Lender in good faith believes itself insecure.

Right To Cure.  If any default, other than a default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding one month, it may be cured if Borrower or Grantor, as the case may be, after Lender sends written notice to Borrower or Grantor, as the case may be, demanding cure of such default (1) cure the default within 30 days; or (2) if the cure requires more than 30 days, immediately initiate steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

Events Affecting Borrower.  Any of the preceding events occurs with respect to any Borrower of any of the indebtedness or any Borrower dies or becomes incompetent or revokes or disputes the validity of, or liability under, any note or Indebtedness.

EFFECT OF AN EVENT OF DEFAULT.  If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice at any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional.  In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity or otherwise.  Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses.  Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement.  Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement.  Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated postjudgment collection services.  Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation.  Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender.  Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters.  Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests.  Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests.  Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan.  Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law.  This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Nebraska without regard to its conflicts-of-law provisions.  This Agreement has been accepted by Lender in the State of Nebraska.

Choice of Venue.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Douglas County, State of Nebraska.

Joint and Several Liability.  All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower.  This means that each Borrower signing below is responsible for all obligations in this Agreement.  Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members or other agents acting or purporting to act on the entity’s behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.

No Waiver by Lender.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Grantor’s obligations as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices.  Any notice required to be given under this Agreement shall be given in writing and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail, postage prepaid, directed to the addresses shown near the beginning of this Agreement.  Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.  For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address.  Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid or unenforceable as to any person or circumstance, that finding shall not make the offending provision illegal, invalid or unenforceable as to any other person or circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Agreement.  Unless otherwise required by law, the illegality, invalidity or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns.  All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns.  Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties.  Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents.  Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time Is of the Essence.  Time is of the essence in the performance of this Agreement.

Waive Jury.  All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding or counterclaim brought by any party against any other party.

Borrower Nonpublic Information.  Lender acknowledges that certain information required from Borrower hereunder, including, but not limited to, information provided pursuant to the sections titled “Notices of Claims and Litigation” and “Additional Information” may contain material nonpublic information regarding Borrower.  Lender agrees to maintain the confidentiality of such material nonpublic information except for such disclosures thereof as may be required by law, to use such material nonpublic information only for purposes of the proper administration of the Loan and will not buy or sell any securities of Borrower while in possession of such information unless and until Borrower has disclosed such information in accordance with federal securities laws.

DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Agreement.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code.  Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Account.  The word “Account” means a trade account, account receivable other receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third-party grantor acceptable to Lender).

Account Debtor.  The words “Account Debtor” mean the person or entity obligated upon an Account.

Advance.  The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf under the terms and conditions of this Agreement.

Agreement.  The word “Agreement” means this Business Loan Agreement (Asset Based), as this Business Loan Agreement (Asset Based) may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement (Asset Based) from time to time.

Borrower.  The word “Borrower” means ISECURETRAC CORP., MARTIN J. HALBUR, ROGER J. KANNE and DENNIS L. ANDERSON and includes all cosigners and comakers signing the Note and all their successors and assigns.

Borrowing Base.  The words “Borrowing Base” mean the revolving line of credit is governed by a monthly borrowing base (on form supplied by bank and when Borrower has an outstanding balance on the Note), such that outstanding borrowings do not at any time exceed a maximum of the sum of 75% on eligible accounts receivable.  Receivables over 60 days will be excluded from this borrowing base.  Borrower acknowledges that when there is an Account to one customer and 20% of that customer’s receivables are at least 60 days past due, then the entire account with that customer will become ineligible.

Business Day.  The words “Business Day” mean a day on which commercial banks are open in the State of Nebraska.

Collateral.  The word “Collateral” means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract or otherwise.  The word “Collateral” also includes, without limitation, all collateral described in the Collateral section of this Agreement.

Eligible Accounts.  The words “Eligible Accounts” mean, at any time, all of Borrower’s Accounts which contain selling terms and conditions acceptable to Lender.  The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits and offsets of any nature.  Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include:

(1)           Accounts with respect to which the Account Debtor is employee or agent of Borrower.

(2)           Accounts with respect to which the Account Debtor is a subsidiary of, or affiliated with, Borrower or its shareholders, officers or directors.

(3)           Accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor may be conditional.

(4)           Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower.

(5)           Accounts which are subject to dispute, counterclaim or setoff.

(6)           Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

(7)           Accounts with respect to which Lender, in its sole discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

(8)           Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency or debtor-in-relief acts, or who has had appointed a trustee, custodian or receiver for the assets of such Account Debtor, or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

(9)           Accounts which have not been paid in full within 60 days from the invoice date.

(10)        Cross Aging Restriction.  When there is an Account to one customer where 20% of that customer’s receivables are at least 60 days past due, then the entire account with that customer will become ineligible.

Environmental Laws.  The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules or regulations adopted pursuant thereto.

Event of Default.  The words “Event of Default” mean any of the events of default set forth in this Agreement in the Default section of this Agreement.

Expiration Date.  The words “Expiration Date” mean the date of termination of Lender’s commitment to lend under this Agreement.

GAAP.  The word “GAAP” means generally accepted accounting principles.

Grantor.  The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including, without limitation, all Borrowers granting such a Security Interest.

Hazardous Substances.  The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled.  The words “Hazardous Substances” are used in their very broadest sense and include, without limitation, any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws.  The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness.  The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender.  The word “Lender” means Access Bank, its successors and assigns.

Loan.  The word “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including, without limitation, those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note.  The word “Note” means the Note executed by ISECURETRAC CORP., MARTIN J. HALBUR, ROGER J. KANNE and DENNIS L. ANDERSON in the principal amount of $750,000.00 dated December 29, 2011, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Primary Credit Facility.  The words “Primary Credit Facility” mean the credit facility described in the Line of Credit section of this Agreement.

Related Documents.  The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement.  The words “Security Agreement” mean and include, without limitation, any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract or otherwise, evidencing, governing, representing or creating a Security Interest.

Security Interest.  The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT (ASSET BASED) AND BORROWER AGREES TO ITS TERMS.  THIS BUSINESS LOAN AGREEMENT (ASSET BASED) IS DATED DECEMBER 29, 2011.

BORROWER:

ISECURETRAC CORP.

By:	/s/ Lincoln Zehr
Lincoln Zehr, CFO of iSECUREtrac Corp.

/s/ Martin J. Halbur
Martin J. Halbur, Individually

/s/ Roger J. Kanne
Roger J. Kanne, Individually

/s/ Dennis L. Anderson
Dennis L. Anderson, Individually

LENDER:

ACCESS BANK

By:	/s/ Jerry L. Jares
Jerry L. Jares, Vice President